UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Global Market

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025, the Board of Directors of Nukkleus Inc., a Delaware corporation (the “Company”), appointed Morel Levi as the Chief Financial Officer of the Company, effective as of December 8, 2025. Mr. Levi will also serve as the Chief Financial Officer of Nukk Picolo Ltd., a wholly owned subsidiary of the Company (the “Subsidiary”), and has entered into an employment agreement with the Subsidiary.

Mr. Levi, age 33, has been the Financial Controller at the Subsidiary since August 1, 2025. Prior to his employment with the Subsidiary, Mr. Levi was the Controller at Blender Financial Technologies Ltd. from December 2022 through July 2025. Prior to his employment at Blender Financial Technologies Ltd., Mr. Levi worked at Kost Forer Gabbay & Kasierer (EY Israel) from October 2020 through November 2022.

In connection with his appointment as Chief Financial Officer of the Company and Subsidiary, Mr. Levi will receive a salary of $7,500 per month.

There are no arrangements or understandings between Mr. Levi and any other person pursuant to which he was selected to serve as the Chief Financial Officer of the Company and there are no family relationships between Mr. Levi and any director or executive officer of the Company. The Company has not entered into any transactions with Mr. Levi that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: December 9, 2025	By:	/s/ Menachem Shalom
	Name	Menachem Shalom
	Title:	Chief Executive Officer

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